                                                                   Exhibit 10.26


                                     STOCK OPTION AGREEMENT


      This Stock Option Agreement (hereinafter "Agreement") is entered into this ___ day of _____________, 2001, between _______________, an employee of The St.
Joe Company (hereinafter "Optionee"), and The St. Joe Company, a Florida corporation (hereinafter "Company"), pursuant to The St. Joe Company 2001 Stock Incentive Plan (hereinafter "Plan").

      WHEREAS, the Company desires to grant, and Optionee desires to receive, a stock option pursuant to the terms and conditions of the Plan and this Agreement,

      NOW, THEREFORE, Optionee and Company hereby agree as follows:

      1. The Plan and Defined Terms. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to them in the Plan.

      2. Grant of Stock Option. Company hereby grants to Optionee, subject to the terms and conditions to the Plan and this Agreement, the following option (hereinafter the "Option") to purchase Common Shares of the
Company:

            (a)   Number of shares subject to the Option:
                                                            ----------
            (b)   Type of Option:                            [ISO/NSO]
                                                            ----------
            (c)   Exercise Price:
                                                            ----------
            (d)   Date of grant:
                                                            ----------
            (e)   Vesting commencement date:
                                                            ----------

      3. Vesting Schedule. The Option shall be exercisable only to the extent it is vested. Subject to paragraphs 4, 7(c) and 9 hereof, the Option shall become vested pursuant to the schedule attached hereto as Exhibit A.

      4. Contingencies Affecting Vesting Schedule. The vesting schedule set forth in Exhibit A hereto will change if any of the contingencies set forth in this paragraph 4 occur, as follows:

            (a) Death. If Optionee dies during the Term of the Option (as defined in paragraph 5), the Option shall become exercisable in full by the appropriate beneficiaries, as set forth below, as of the date of Optionee's death.

            (b) Disability. If Optionee becomes totally or permanently disabled (as those terms are defined in the Company's long-term disability plan) during the Term of the Option (as defined in paragraph 5), the Option shall become exercisable in full as of the date of the disability.

            (c) Qualifying Termination of Employment. If the Optionee experiences a Qualifying Termination of Employment (as defined in the Optionee's amended and restated severance agreement, dated ____________, 2001, hereinafter "Severance Agreement"), the Option shall become exercisable in full as of the date of such termination of employment.

            (d) Change in Control. If there is a Change in Control during the Term of the Option (as defined in paragraph 5), the terms and conditions of
Section 11(a) (or any successor provisions) of the Severance Agreement shall control.

      5. Term of the Option. This Agreement and the Optionee's right to exercise the Option shall expire on the earliest to occur of (a) the 10th anniversary of the date of grant listed in paragraph 2 above, or (b) the applicable date set forth in paragraph 6 below (the period beginning on the date of grant and ending on such date are referred to herein as the "Term of the Option").

      6. Contingencies Affecting Time Period for Exercising Option. If any of the contingencies listed in this paragraph 6 occur, Optionee's right to exercise the vested portion of the Option shall expire as of the date described in subparagraphs (a) through (e) of this paragraph 6, as applicable. The portion of the Option that is not vested (and which does not vest pursuant to paragraph 4 of this Agreement as of the date of the Optionee's death or disability or pursuant to the Severance Agreement) as of the date of the Optionee's termination of employment shall expire as of such termination of employment and the Optionee shall have no further rights with respect to such portion of the Option.

            (a) Death. If Optionee dies during the Term of the Option, this Option must be exercised on or before the date twelve months after the date of death.

            (b) Disability. If Optionee becomes permanently or totally disabled (as those terms are defined in the Company's long-term disability plan) during the Term of the Option (as defined in paragraph 5), the Option must be exercised on or before the date twelve months after the date of the disability.

            (c) Qualifying Termination of Employment. If Optionee experiences a Qualifying Termination of Employment (as defined in the Severance Agreement), the Option must be exercised on or before the date three years after Optionee's last day as an employee.

            (d) Other Termination of Employment. If Optionee's employment terminates other than pursuant to a Qualifying Termination of Employment (as defined in the Severance Agreement), this Agreement and the Option granted hereby (whether or not vested) shall expire as of the date of such termination.

      7. Exercising Vested Stock Options. The following provisions apply to the exercise of the Option:

            (a) Notice of Exercise and Payment. When Optionee wishes to exercise all or a part of the Option, Optionee must notify the Company by filing the proper "Notice of Exercise" form at The St. Joe Company Human Resources Department in Jacksonville, Florida, attention President of Human Resources. Optionee's Notice of Exercise must specify the date of this Agreement, the effective date of the exercise, how many Common Shares Optionee wishes to purchase, the form of payment of the Exercise Price, the aggregate Exercise Price, and how any applicable tax obligations will be satisfied. The Notice of Exercise must be signed by the person exercising the Option. The notice will be effective when it is received by the Company. If the Option is being exercised following Optionee's death, the notice shall be accompanied by proof (satisfactory to the Company) of the individual's right to exercise the Option. Optionee shall deliver to the Company, at the time of filing the Notice of Exercise, in a form deemed permissible by the Committee, full payment of the Exercise Price.

            (b) Restrictions on Exercise. The Company will not permit Optionee to exercise this grant if the issuance of shares at that time would violate any law or regulation.

            (c) Withholding Taxes and Stock Withholding. Optionee will not be allowed to exercise the Option unless Optionee makes arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the exercise. These arrangements may include (i) a cash payment by the Optionee,
(ii) withholding Common Shares that otherwise would be issued to Optionee upon exercise of the Option, the Fair Market Value of which equals the minimum statutory withholding requirement, or (iii) tendering to the Company Common Shares held by Optionee for at least six months prior to the exercise of the Option. The Fair Market Value of such Common Shares shall be determined as of the effective date of the Option exercise.

            (d) Restrictions on Resale. By signing this Agreement, Optionee agrees not to sell any Common Shares purchased pursuant to the exercise of the Option if applicable laws, Company policies or an agreement between the Company and its underwriters prohibit such a sale.

            (e) Transfer of Option and Limitations on Exercise. Except as otherwise provided in this subparagraph (e), the Option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process. The Option may be transferred by will or pursuant to the laws of descent and distribution, and, during the Optionee's lifetime, the Option may be exercised only by Optionee. In the event of Optionee's death during the Term of the Option (as defined in paragraph 5), the Option may be exercised by the personal representative of Optionee's estate or by any person who has acquired the Option from Optionee by beneficiary designation, bequest or inheritance.

            Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from Optionee's former spouse, nor is the Company obligated to recognize Optionee's former spouse's interest in the Option in any other way.

      8. Retention of Rights. Neither the Option nor anything contained in this Agreement shall give Optionee the right to be retained by the Company or a subsidiary of the Company as an employee or in any other capacity. The Company and its subsidiaries reserve the right to terminate Optionee's service at any time, with or without Cause (as defined in the Severance Agreement).

      9. Compliance with Law and Regulations. The obligations of the Company hereunder are subject to all applicable Federal and state laws and to the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Company's stock is then listed and any other government or regulatory agency. The Company shall not be required to transfer any Common Shares pursuant to the exercise of the Option prior to (a) the listing of the Shares on any such stock exchange and (b) the completion of any registration or qualification of such Common Shares under any Federal or state law, or any rule, regulation or other requirement of any government or regulatory agency which the Company shall, in its sole discretion, determine to be necessary or advisable. In making such determination, the Company may rely upon an opinion of counsel for the Company. The Optionee shall not have the right to compel the Company to register or qualify the Common Shares subject to the Option under Federal or state securities laws.

      10. Insider Trading Policy. As a condition of accepting the Option and this Agreement, Optionee agrees to read and comply with The St. Joe Company Insider Trading Policy, a copy of which is available through the office of the Senior Vice President of Human Resources or through the office of the Executive Vice President and General Counsel.

      11. Regulation by the Committee. This Agreement and the Option shall be subject to such administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement shall be conclusive and binding upon the Optionee.

      12. Adjustments. In the event of a stock split, a stock dividend or any other event described in Article 10 of the Plan, the number of Common Shares subject to the Option and the applicable Exercise Price may be adjusted pursuant to the Plan if deemed appropriate by the Committee in its sole discretion.

      13. Applicable Law. This Agreement will be interpreted and enforced under the laws of the State of Florida.

      14. Optionee's Access to the Plan. Optionee may obtain an additional copy of the Plan by contacting The St. Joe Company Human Resources Department in Jacksonville, Florida.

      This Agreement and the Plan constitute the entire understanding between Optionee and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

                                    OPTIONEE


                                    --------------------------------------------
                                    ------------------------,


                                    THE COMPANY


                                    By:
                                          --------------------------------------
                                    Name:  Rachelle Gottlieb
                                    Title: Vice President Human Resources

                                   EXHIBIT A
                                       TO
                STOCK OPTION AGREEMENT DATED ____________________

      The Option granted pursuant to this Agreement shall vest in equal [20%][25%] installments on each anniversary of the vesting commencement date, provided that the Optionee is employed by the Company at that time.